Calculation of Filing Fee Tables
S-4
Research Alliance Corp III
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	New OHB Common Stock to be issued to RACC shareholders	Other	9,098,529		$ 227,918,151.45	0.0001381	$ 31,475.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 227,918,151.45		$ 31,475.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 31,475.50
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement, Research Alliance Corporation III, a Cayman Islands exempted company ("RACC"), will de-register from the Register of Companies in the Cayman Islands and transfer by way of continuation from the Cayman Islands to Delaware, and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part 12 of the Companies Act (Revised) of the Cayman Islands (the "Domestication"). All securities being registered will be issued by RACC (after its domestication as a corporation incorporated in the State of Delaware), being the continuing entity following the Domestication, which will be renamed "Oak Hill Bio, Inc." The Domestication is intended to occur at least one business day prior to the closing of the business combination. Immediately prior to the Domestication, each issued and outstanding Class B ordinary share of RACC, par value $0.0001 per share, will be converted, on a one-for-one basis, into a Class A ordinary share of RACC, par value $0.0001 per share (each, a "RACC Class A Share"). In connection with the Domestication, each issued and outstanding RACC Class A Share will convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of New OHB (the "New OHB Common Stock"). The proposed maximum offering price per share of New OHB Common Stock is estimated in accordance with Rules 457(c) and 457(f)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee and is based upon a per share price of $25.05, which is the average of the high and low prices per share of the RACC Class A Shares on August 19, 2026, as reported on the Nasdaq Capital Market. Pursuant to Rule 416(a) of the Securities Act, there is also being registered, the issuance of an indeterminable number of additional shares of New OHB Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
9,098,529	$ 25.05	$ 227,918,151.45			$ 227,918,151.45

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date